EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Stock Incentive Plan of our report dated March 29, 2005, with respect to the consolidated financial statements and schedule of ION Media Networks, Inc. (formerly Paxson Communications Corporation), included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

West Palm Beach, Florida
August 16, 2006